EXHIBIT 24 - CONSENTS OF EXPERTS AND COUNSEL

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Electronic Systems Technology, Inc.
415 N. Quay, Suite 4
Kennewick, WA  99336

We hereby consent to the use of our opinion dated February 6, 1998, on the financial statements of ELECTRONIC SYSTEMS TECHNOLOGY, INC. for the year ended December 31, 1997, in your annual report.




								ROBERT MOE & ASSOCIATES, PS



Spokane, Washington
February 26, 1998